SECOND AMENDMENT TO
HALLIBURTON COMPANY
DIRECTORS’ DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED
EFFECTIVE AS OF MAY 16, 2012

WHEREAS, Halliburton Company (the “Company”) has previously adopted the Halliburton Company Directors’ Deferred Compensation Plan, as Amended and Restated Effective as of May 16, 2012, as amended (the “Plan”) to assist members of the Company’s Board of Directors (the “Board”) in planning for their retirement;

WHEREAS, the Board may amend the Plan at any time and from time to time in accordance with Article IX of the Plan;

WHEREAS, the Board desires to amend the Plan to change the calculation of the interest equivalent credited to a participant’s Interest Bearing Account from a quarterly basis to a daily basis.

NOW, THEREFORE, the Board does hereby amend the Plan as follows effective January 1, 2019:

(1)	Section 5.01 of the Plan is amended to read as follows:
Effective January 1, 2019, a Participant’s Interest Bearing Account shall be credited as of the end of each month with an amount equivalent to interest determined based on Citibank, N.A.’s prime rate for major corporate borrowers in effect on the first day of such calendar quarter and applied to the balance of such account on a daily basis.

(2)	All other provisions of the Plan shall remain the same and are hereby ratified.

HALLIBURTON COMPANY

By /s/ Jeffrey A. Miller____________________
Jeffrey A. Miller, President and
Chief Executive Officer